Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS RESULTS
FOR FIRST QUARTER OF 2008
HOUSTON (May 6, 2008) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released earnings for the first quarter of 2008, which ended March 31.
Net earnings for the first quarter of 2008 were $81.1 million, compared with $96.7 million during the first quarter of 2007. During the same periods, net earnings per diluted share were $0.70 compared to $0.83 in 2007.
The net earnings of the Insurance Company segment increased during the first quarter of 2008, due to favorable underwriting margins despite conditions in the insurance market. The GAAP combined ratio remained consistent for the first three months of 2008 at 83.7 percent compared to 84.0 percent for the corresponding period of 2007.
“We are very pleased with our underwriting results for the first quarter of 2008 given the softening market. We have projected a combined ratio of 85 percent for 2008 and our results for the first quarter are on track,” HCC Chief Executive Officer Frank J. Bramanti said.
The decline in first quarter consolidated net earnings was principally due to unrealized losses in HCC’s trading portfolio — which consists of investments in American Safety Insurance Holdings, Ltd. and Tower Group, Inc. — of $9.0 million pretax ($5.9 million after tax) in 2008, versus a realized and unrealized pretax gain of $2.2 million ($1.4 million after tax) in 2007; a pretax loss of $1.2 million ($0.8 million after tax) on the Company’s alternative investments portfolio in 2008, versus pretax income of $7.0 million ($4.5 million after tax) in 2007; and a gain of $10.8 million pretax ($7.0 million after tax) on the sale of a strategic investment in 2007, versus no activity in 2008. This investment-related activity reduced diluted earnings per share by $0.06 in 2008 and increased diluted earnings per share by $0.11 in 2007.
Book value per share increased to $21.88 at March 31, 2008, up three percent since December 31, 2007. The Company’s annualized return on average equity as of March 31, 2008 was 13.1 percent.
Total revenue of $567.4 million in the first quarter of 2008 was $29.8 million lower than in the same quarter of 2007. The decrease was primarily due to the $30.2 million pretax change in the investment-related items discussed above.

Net earned premium of the Company’s insurance company subsidiaries was $493.5 million, down one percent during the first three months of 2008, compared with $497.6 million for the first quarter of 2007. During the same period, net written premium also decreased one percent to $493.6 million, while gross written premium declined three percent to $583.0 million compared to the first quarter of 2007. This trend is in line with the Company’s expectations for 2008.
“Gross written premium, net written premium and net earned premium were all down slightly from 2007 amounts due to the impact of softening rates in several of our markets, which has curtailed our risk appetite. Despite these softening rates, our margins remain at acceptable levels of profitability thanks to our consistent underwriting discipline,” Mr. Bramanti said.
During the first quarter of 2008, fee and commission income decreased slightly to $31.0 million, compared to $32.1 million during the same period in 2007.
Investment income from the Company’s fixed income securities increased 20 percent during the first quarter of 2008, while total net investment income declined four percent in 2008 to $47.6 million from $49.5 million in 2007. The decline in income from the Company’s $159.8 million alternative investments portfolio exceeded the increase in income on its fixed income securities portfolio.
As of March 31, 2008, HCC’s fixed income securities portfolio had an average rating of AA+, average duration of five years and an average tax equivalent yield of 5.3 percent. The Company held only $15.4 million of subprime-related securities, which had an average rating of AAA, and owned no CDO or CLO securities.
“We are pleased with the growth in income produced by our fixed income securities portfolio and remain confident that our high quality investment portfolio and our conservative investment policy will continue to help protect our shareholders’ equity from the volatility and excessive losses being experienced in the marketplace,” Mr. Bramanti said.
Other operating income (loss) was $(4.9) million in 2008, compared to $18.6 million in 2007. The 2008 loss includes the $9.0 million loss on the Company’s trading portfolio discussed above. HCC’s projection for other operating income for 2008 is approximately $3.3 million per quarter, excluding the effect of any trading portfolio activity or sales of strategic investments.
As of March 31, 2008, total investments increased to $4.8 billion, total assets exceeded $8.2 billion, shareholders’ equity was more than $2.5 billion and the Company’s debt to total capital ratio remained very conservative at 12.6 percent. (See attached tables).
The Company continues to closely monitor its D&O and E&O exposure to subprime issues. While the environment remains challenging, based upon the Company’s current knowledge, the Company continues to believe that it has provided for the ultimate losses that will eventually be incurred on this business and that its D&O and E&O business remains profitable.
“The difficult underwriting environment highlights the strength of our ability to manage the bottom half of the underwriting cycle. Our continuing discipline and focus on underwriting profitability should allow us to minimize the impact of declining rates on our operating results and financial position,” Mr. Bramanti said.
HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, May 7. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1303. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available on the website until Tuesday, May 20, 2008.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Belgium, Bermuda, Ireland, Spain and the United Kingdom. HCC has assets of more than $8.2 billion, shareholders’ equity in excess of $2.5 billion and is rated AA (Very Strong) by Standard & Poor’s and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information, visit our website at www.hcc.com.

Contact:	Barney White, HCC Vice President of Investor Relations Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * * *

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
March 31, 2008
(Unaudited, in thousands except per share data)

	Three months ended March 31,
	2008	2007
Gross written premium	$582,999	$599,101
Net written premium	493,647	496,965
Net earned premium	493,546	497,600
Fee and commission income	30,999	32,125
Net investment income	47,621	49,467
Other operating income (loss)	(4,946)	18,585
Total revenue	567,388	597,222
Net earnings	81,101	96,690
Earnings per share (diluted)	0.70	0.83
Cash flow from operations	135,800	230,311
Weighted average shares outstanding (diluted)	116,372	117,009
GAAP net loss ratio	59.4%	60.4%
GAAP combined ratio	83.7%	84.0%
Paid loss ratio	47.7%	54.8%

	March 31, 2008	December 31, 2007
Total investments	$4,799,702	$4,672,277
Total assets	8,218,418	8,074,645
Shareholders’ equity	2,522,194	2,440,365
Debt to total capital	12.6%	11.7%
Book value per share	$21.88	$21.21

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31,	December 31,
	2008	2007
ASSETS

Investments:
Fixed income securities	$3,929,549	$3,666,705
Short-term investments	655,598	783,650
Other investments	214,555	221,922

Total investments	4,799,702	4,672,277
Cash	24,688	39,135
Restricted cash and cash investments	180,754	193,151
Premium, claims and other receivables	775,126	763,401
Reinsurance recoverables	953,925	956,665
Ceded unearned premium	224,785	244,684
Ceded life and annuity benefits	65,892	66,199
Deferred policy acquisition costs	194,957	192,773
Goodwill	817,372	776,046
Other assets	181,217	170,314

Total assets	$8,218,418	$8,074,645

LIABILITIES

Loss and loss adjustment expense payable	$3,318,811	$3,227,080
Life and annuity policy benefits	65,892	66,199
Reinsurance balances payable	124,077	129,838
Unearned premium	926,940	943,946
Deferred ceding commissions	62,562	68,968
Premium and claims payable	442,379	497,974
Notes payable	364,714	324,714
Accounts payable and accrued liabilities	390,849	375,561

Total liabilities	5,696,224	5,634,280

SHAREHOLDERS’ EQUITY

Common stock	115,298	115,069
Additional paid-in capital	838,648	831,419
Retained earnings	1,514,414	1,445,995
Accumulated other comprehensive income	53,834	47,882

Total shareholders’ equity	2,522,194	2,440,365

Total liabilities and shareholders’ equity	$8,218,418	$8,074,645

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2008	2007
REVENUE
Net earned premium	$493,546	$497,600
Fee and commission income	30,999	32,125
Net investment income	47,621	49,467
Net realized investment gain (loss)	168	(555)
Other operating income (loss)	(4,946)	18,585

Total revenue	567,388	597,222

EXPENSE
Loss and loss adjustment expense, net	293,026	300,472
Policy acquisition costs, net	92,268	89,099
Other operating expense	59,204	57,641
Interest expense	3,959	3,303

Total expense	448,457	450,515

Earnings before income tax expense	118,931	146,707
Income tax expense	37,830	50,017

Net earnings	$81,101	$96,690

Basic earnings per share data:
Net earnings per share	$0.70	$0.86

Weighted average shares outstanding	115,234	111,959

Diluted earnings per share data:
Net earnings per share	$0.70	$0.83

Weighted average shares outstanding	116,372	117,009

Cash dividends declared, per share	$0.11	$0.10

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net earnings	$81,101	$96,690
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	3,779	87,166
Change in reinsurance recoverables	2,671	111,267
Change in ceded unearned premium	19,899	1,890
Change in loss and loss adjustment expense payable	91,845	16,445
Change in reinsurance balances payable	(5,761)	(8,325)
Change in unearned premium	(16,960)	(2,622)
Change in premium and claims payable, net of restricted cash	(45,449)	(86,687)
Change in trading portfolio	9,062	10,958
Depreciation and amortization expense	3,390	3,736
Stock-based compensation expense	2,866	2,211
Other, net	(10,643)	(2,418)

Cash provided by operating activities	135,800	230,311

Cash flows from investing activities:
Sales of fixed income securities	120,075	28,483
Maturity or call of fixed income securities	75,875	70,148
Cost of securities acquired	(455,973)	(367,195)
Change in short-term investments	128,052	24,857
Sales of other investments	19,038	—
Sale of strategic investments	—	22,950
Payments for purchase of subsidiaries, net of cash received	(71,486)	(5,917)
Other, net	(1,670)	(2,168)

Cash used by investing activities	(186,089)	(228,842)

Cash flows from financing activities:
Advances on line of credit	40,000	11,000
Payments on line of credit and notes payable	—	(11,339)
Sale of common stock	4,592	8,040
Dividends paid	(12,658)	(11,173)
Other, net	3,908	(3,795)

Cash provided (used) by financing activities	35,842	(7,267)

Net decrease in cash	(14,447)	(5,798)

Cash at beginning of period	39,135	48,290

Cash at end of period	$24,688	$42,492

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
March 31, 2008
(Unaudited, in thousands)

	1st Qtr	1st Qtr	Change
	2008	2007	%
GROSS WRITTEN

Diversified financial products	$211,364	$212,253	—%
Group life, accident & health	210,534	202,906	4
Aviation	44,828	51,663	(13)
London market account	40,936	68,135	(40)
Other specialty lines	75,343	64,495	17
Discontinued lines	(6)	(351)	nm

	$582,999	$599,101	(3)%

NET WRITTEN

Diversified financial products	$180,501	$171,792	5%
Group life, accident & health	202,375	192,426	5
Aviation	32,346	39,603	(18)
London market account	29,028	45,132	(36)
Other specialty lines	49,403	48,321	2
Discontinued lines	(6)	(309)	nm

	$493,647	$496,965	(1)%

NET EARNED PREMIUM

Diversified financial products	$192,177	$192,514	—%
Group life, accident & health	192,446	192,416	—
Aviation	34,993	39,344	(11)
London market account	27,090	33,896	(20)
Other specialty lines	46,846	39,738	18
Discontinued lines	(6)	(308)	nm

	$493,546	$497,600	(1)%

nm	- Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
March 31, 2008
(Unaudited, in thousands)

			Average Ratings
	Amortized Cost	Market Value	AAA	AA	A	BBB & below	Other	Average
Fixed Income Securities	$3,903,397	$3,929,549	$2,743,218	$814,596	$297,074	$74,661	$—	AA+

Residential Mortgage Backed Securities & Collateralized Mortgage Obligations

Agency	$640,074	$657,389	657,389	—	—	—	—	AAA

Non-Agency
Prime	105,233	102,172	102,172	—	—	—	—	AAA
Alt A	11,586	11,117	10,695	211	211	—	—	AAA
Subprime	5,204	4,266	3,197	—	—	1,069	—	AA

Total Residential MBS/CMO	$762,097	$774,944

Commercial Mortgaged Backed Securities	$202,717	$200,922	200,922	—	—	—	—	AAA

Municipal Bond Portfolio	$1,900,653	$1,909,847	1,073,525	715,429	98,548	22,345	—	AA+

Insurance Enhanced	$1,205,396	$1,208,141	779,251	327,043	79,496	22,351	—	AA+

Insured — Underlying Ratings	$1,205,396	$1,208,141	192,699	688,761	300,827	483	25,371	AA

Non-Insured	$695,257	$701,706	294,857	387,622	19,227	—	—	AA+

Short-Term
Bank Sweep Accounts — US	$39,503	$39,503
Bank Sweep Accounts — Non-US	135,795	135,795
Taxable Money Market Funds	366,654	366,654
Short-term Non US Gov Bonds	113,646	113,646

Total Short-Term	$655,598	$655,598

Notes:
There are no CDOs/CLOs in the portfolio.
Other Ratings are bonds with at least one enhanced rating; each issuer has an equivalent investment grade rating.
Received paydown of $1.4 million on subprime and Alt A securities in first quarter 2008.

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
March 31, 2008
•	As of March 31, the Company had 32 “non-Side A only” D&O or E&O claims and nine “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, one is on a primary policy with a gross policy limit of $5 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $12.4 million gross and $8.5 million net, with an average attachment point exceeding $90 million.

•	The average policy limit for “Side A only” claims is $14.4 million gross and $11.7 million net, with an average attachment point of $180 million.

•	The majority of this D&O business is written excess and usually with high attachment points.

•	The majority of the Company’s E&O business is written with limits of $1 million or less.

•	Except for run-off policies, HCC has not written multi-year policies.

•	The insurance provided is “claims made” with defense costs included within the policy limits.

•	Many major financial institutions purchase “Side A only” coverage.

•	Based upon the Company’s current knowledge, the Company continues to believe it has provided for the ultimate losses that will be incurred on its D&O and E&O businesses relating to subprime issues.

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Insurance Companies
Net Loss Ratios
March 31, 2008
(Unaudited, in thousands)

	Year to Date 2008			Full Year 2007
	Net Earned	Incurred	Loss	Net Earned	Incurred	Loss
Line of Business	Premium	Losses	Ratio	Premium	Losses	Ratio
Diversified financial products	$192,177	$88,723	46.2%	$777,414	$315,409	40.6%
Group life, accident & health	192,446	143,393	74.5	758,516	579,780	76.4
Aviation	34,993	20,153	57.6	153,121	89,683	58.6
London market account	27,090	8,998	33.2	124,609	68,798	55.2
Other specialty lines	46,846	31,362	66.9	171,824	115,804	67.4
Discontinued lines	(6)	397	nm	(398)	14,473	nm

Total	$493,546	$293,026	59.4%	$1,985,086	$1,183,947	59.6%

nm	- Not meaningful comparison